As filed with the Securities and Exchange Commission on September 24, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Mission Produce, Inc.

(Exact name of registrant as specified in its charter)

Delaware	96-3847744
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

2500 E. Vineyard Avenue, Suite 300 Oxnard, California	93036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-248596

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

Mission Produce, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its Common Stock, par value $0.001 per share (“Common Stock”), to be registered hereunder, set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus, constituting part of the Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2020 (File No. 333-248596) and as subsequently amended, and any description included in any prospectus relating to the Registration Statement filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NASDAQ Global Select Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Mission Produce, Inc.

Date: September 24, 2020	By:	/s/ Stephen J. Barnard
	Name:	Stephen J. Barnard
	Title:	Chief Executive Officer